Exhibit 99.1

Media
& Analysts:	Derick Smith
(713) 627-4963

Date:	November 4, 2013

Spectra Energy Partners Reports Third Quarter 2013 Results

•	Cash available for distribution of $66.3 million, up 18 percent over prior year

•	Ongoing net income from controlling interests of $65.4 million

•	Completed acquisition of Spectra Energy’s remaining U.S. transmission, storage & liquids assets Nov. 1, creating one of the largest North American fee-based master limited partnerships

HOUSTON – Spectra Energy Partners, LP (NYSE:SEP) today reported third quarter 2013 cash available for distribution of $66.3 million, compared with $56.3 million in the prior-year quarter. Reported net income from controlling interests was $59.6 million for the third quarter 2013, compared with $46.1 million in the third quarter 2012. Excluding a special item of $5.8 million in transaction costs, ongoing net income from controlling interests was $65.4 million for the third quarter 2013, compared with $46.1 million in the prior-year quarter. Distributions per limited partner unit for the third quarter 2013 were declared at $0.51625, compared with $0.49 per limited partner unit for the third quarter 2012.

The increases in both earnings and cash available for distribution were primarily the result of the August 2013 acquisition of 50 percent of the Express-Platte Pipeline System (Express-Platte), and the October 2012 acquisition of a 38.76 percent interest of Maritimes and Northeast Pipeline, L.L.C. (M&N US). These increases were partially offset by $5.8 million of transaction costs related to the November 1, 2013 acquisition of Spectra Energy’s remaining U.S. transportation, storage and liquids assets, as well as expected lower storage revenues at Market Hub Partners (MHP).

“Spectra Energy Partners delivered another strong quarter enhanced by the drop-downs of Express-Platte and Maritimes & Northeast U.S. Pipeline, which supported our 24th consecutive quarterly distribution increase to unitholders,” said Greg Ebel, chairman, president and chief executive officer, Spectra Energy Partners. “And with the completion of the Spectra Energy U.S. transportation, storage, and liquids acquisition, Spectra Energy Partners is well suited to fund expansion, fuel growth and reward investors with an estimated 9 percent annual distribution growth rate through 2015, starting with an expected three cents per unit increase in the quarterly distribution paid in the first quarter 2014.”

ACQUISITION OF SPECTRA ENERGY’S U.S. TRANSMISSION, STORAGE & LIQUIDS ASSETS

On November 1, 2013, Spectra Energy Partners completed the acquisition of Spectra Energy’s remaining U.S. transmission, storage, and liquids assets. The acquisition positions Spectra Energy Partners as one of the largest fee-based pipeline and storage master limited partnerships in North America. With over 17,000 miles of pipelines, Spectra Energy Partners will be a key participant in the expanding North American natural gas, crude oil, and NGL markets, with approximately $8 billion in organic growth opportunities by the end of the decade. With the acquisition, Greg Ebel assumed additional responsibilities and now serves as chairman of the board of directors, president and chief executive officer of Spectra Energy Partners.

SEGMENT RESULTS

Starting this quarter and going forward, Spectra Energy Partners will report its results through two business segments, Gas Transportation and Storage, and Liquids.

Gas Transportation and Storage

The Gas Transportation and Storage segment, consisting of East Tennessee, Ozark, Saltville and Big Sandy, reported operating income of $29.5 million for the third quarter 2013, in line with the prior-year quarter.

Liquids

The acquisition of 50 percent of Express-Platte from Spectra Energy is categorized as a transfer of entities under common control. As such, the results for Spectra Energy Partners throughout this release, other than for cash available for distribution, have been recast to include Express-Platte as of March 14, 2013, the date of Spectra Energy’s acquisition of the asset. In addition, the results throughout this release reflect 100 percent consolidation of Express-Platte as of March 14, 2013, with a non-controlling interest attributable to Spectra Energy.

This segment reported operating income of $36.5 million for the quarter.

Other

“Other” reported costs were $6.9 million for the current quarter compared to $1.9 million in the prior-year quarter. Excluding $5.8 million of transaction costs related to the acquisition from Spectra Energy which closed on November 1, year-over-year expenses were in line.

Equity Investments

Third quarter 2013 equity earnings were $30.5 million, compared with $26.4 million for the prior-year quarter. Spectra Energy Partners’ share of third quarter 2013 cash available for distribution was $36.3 million, compared with $29.9 million for the prior-year quarter. These increases were primarily the result of the acquisition of a 38.76 percent interest in M&N U.S. on October 31, 2012, partially offset by expected lower storage margins at MHP.

Interest Expense

Interest expense was $13.4 million, compared with $7.7 million in the prior-year quarter. The increase was due to the acquisition of $227.9 million of existing debt at Express-Platte and the issuance of $1.9 billion of senior notes in September 2013.

CAPITAL EXPENDITURES AND EQUITY INVESTMENTS

During the quarter, Spectra Energy Partners invested $6.9 million in expansion and maintenance capital projects in the Gas Transportation and Storage segment and $6.2 million in the Liquids segment. Expansion capital was primarily for the East Tennessee Kingsport project announced earlier this year and for an Express-Platte terminal and tank expansion project in Montana.

Special Items Affecting Spectra Energy Partners’ EPU for the Quarters Include:

(in millions, except per-unit amounts)

	Pre-tax Amount	Tax Effect	Net Income - Controlling Interests Impact	EPU Impact

Third Quarter 2013
Transaction costs related to the drop down of assets from Spectra Energy Corp	$(5.8)	$—	$(5.8)	$(0.05)

Total Special Items	$(5.8)	$—	$(5.8)	$(0.05)

Third Quarter 2012	$—	$—	$—	$—

Reconciliation of Reported to Ongoing Net Income – Controlling Interests

(in millions)

	Quarters Ended September 30,
	2013	2012
Net Income - Controlling Interests as Reported	$59.6	$46.1
Adjustments to Reported Net Income - Controlling Interests:
Special Items	5.8	—

Ongoing Net Income - Controlling Interests	$65.4	$46.1

Reconciliation of Reported to Ongoing EPU

	Quarters Ended September 30,
	2013	2012
EPU as Reported	$0.42	$0.40

Special Items	0.05	—

EPU, Ongoing	$0.47	$0.40

Additional Information

Spectra Energy Partners and Spectra Energy Corp will host a joint analyst conference call at 8:00 a.m. CT today, November 4, 2013. The call will highlight both companies’ earnings results and provide an update on growth projects. The webcast and conference call can be accessed via the investor relations section of Spectra Energy Partners website or by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 internationally. The conference ID is 74541627 or “SE and SEP Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, January 1, 2014, by dialing (855) 859-2056 with conference ID 74541627. The international replay number is (404) 537-3406, with the above conference ID. A replay and transcript also will be available by accessing the investor relations section of Spectra Energy Partners’ website at http://www.spectraenergypartners.com.

Reconciliation of Non-GAAP Financial Measures

We use ongoing net income from controlling interests and ongoing earnings per unit (EPU) as measures to evaluate operations of the company. These measures are non-GAAP financial measures as they represent net income from controlling interests and EPU, adjusted for special items and discontinued operations. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing EPU provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods. The most directly comparable GAAP measures for ongoing net income from controlling interests and ongoing EPU are net income from controlling interests and earnings per unit, including any special items.

This press release includes certain financial measures, including cash available for distribution and adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), that are non-GAAP (Generally Accepted Accounting Principles) financial measures, as defined under the rules of the Securities and Exchange Commission (SEC).

Spectra Energy Partners defines adjusted EBITDA as net income plus interest expense, income taxes, and depreciation and amortization, less equity in earnings of Gulfstream, MHP and M&N US, interest income, and other income and expenses, net, which primarily includes non-cash AFUDC.

Spectra Energy Partners defines cash available for distribution as adjusted EBITDA plus cash available for distribution from Gulfstream, MHP and M&N US and net preliminary project costs, less interest expense, cash paid for income taxes, maintenance capital expenditures, excluding the impact of reimbursable projects, and other non-cash items affecting net income. Cash available for distribution does not reflect changes in working capital balances. Cash available for distribution for Gulfstream and MHP is defined on a basis consistent with Spectra Energy Partners. Cash Available for Distribution for M&N US includes an adjustment for amortizing bond payments.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Adjusted EBITDA and cash available for distribution are not presented as alternatives to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States GAAP.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the success of the completed drop-down; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas and oil industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices and interest rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and oil and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; the development of alternative energy resources; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other related infrastructure projects and the effects of competition; the performance of natural gas and oil transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas and oil supplies to gathering, processing and transmission systems and in connecting to expanding gas and oil markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in our 2012 Form 10-K, filed on February 27, 2013, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Partners, LP (NYSE: SEP) is a Houston-based, master limited partnership, formed by Spectra Energy Corp (NYSE: SE). SEP is one of the largest fee-based MLPs in North America and owns interests in pipelines and storage facilities that connect growing supply areas to high-demand markets for natural gas, natural gas liquids, and crude oil. These assets include more than 17,000 miles of transmission and gathering pipelines, approximately 150 billion cubic feet of natural gas storage, and approximately 4.8 million barrels of crude oil storage.

###

Spectra Energy Partners, LP

Quarterly Highlights

September 2013

(Unaudited)

(In millions, except per-unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013 (a)	2012	2013 (a)	2012
STATEMENTS OF OPERATIONS
Operating revenues	$133.1	$57.2	$336.8	$177.8
Operating expenses	74.0	29.5	179.3	85.9

Operating income	59.1	27.7	157.5	91.9
Equity in earnings of unconsolidated affiliates	30.5	26.4	91.5	77.6
Other income and expenses, net	0.5	—	1.1	0.1
Interest income and other	0.6	—	(0.2)	—
Interest expense	13.4	7.7	35.2	23.1

Earnings before income taxes	77.3	46.4	214.7	146.5
Income tax expense	1.7	0.3	2.7	1.1

Net income	$75.6	$46.1	$212.0	$145.4

Net income - Noncontrolling Interests	16.0	—	34.4	—

Net income - Controlling Interests	$59.6	$46.1	$177.6	$145.4

Adjusted EBITDA (b)	$46.1	$37.0	$124.3	$119.8
Cash Available for Distribution (c)	$66.3	$56.3	$194.8	$175.6
Weighted average units outstanding
Limited partner units	113.4	96.3	108.5	96.3
General partner units	2.3	2.0	2.2	2.0
Reported net income per limited partner unit	$0.42	$0.40	$1.35	$1.30
Special item net income per limited partner unit	0.05	—	0.05	—

Ongoing net income per limited partner unit	$0.47	$0.40	$1.40	$1.30

Declared cash distribution per limited partner unit	$0.51625	$0.49	$1.52625	$1.455

CAPITAL AND INVESTMENT EXPENDITURES
Capital expenditures - Gas Transportation & Storage	$6.9	$5.0	$20.2	$21.8
Capital Expenditures - Liquids - 100%	$6.2	$—	$10.3	$—
Investment expenditures
Gulfstream - 49.0%	—	—	—	—
Market Hub - 50%	0.5	0.6	1.5	13.8
M&N US - 38.76%	—	—	—	—

Total capital and investment expenditures	$13.6	$5.6	$32.0	$35.6

	September 30, 2013	December 31, 2012

Debt	$3,388.7	$1,053.4
Other Investments (d)	2,013.1	140.7

(a)	Express-Platte Canada and Express-Platte US are presented on a 100% consolidated basis, with the associated 60% interest in Express-Platte US not currently owned presented as noncontrolling interests. Express-Platte was acquired from Spectra Energy Corp, an entity under common control, on August 2, 2013; therefore financial results, excluding Cash Available for Distribution and Adjusted EBITDA, have been recast to include Express-Platte as of March 14, 2013 (Spectra Energy Corp’s acquisition date from a 3rd party).
(b)	Adjusted EBITDA is defined as net income plus interest expense, income taxes, and depreciation and amortization, less equity in earnings of Gulfstream, Market Hub and M&N US, interest income, and other income and expenses, net, which primarily includes non-cash allowance for funds used during construction (AFUDC).
(c)	Cash Available for Distribution is defined as Adjusted EBITDA plus Cash Available for Distribution from Gulfstream, Market Hub and M&N US and net preliminary project costs, less interest expense, cash paid for income tax expense, maintenance capital expenditures, excluding the impact of reimbursable projects, and other non-cash items affecting net income. Cash Available for Distribution does not reflect changes in working capital balances. Cash Available for Distribution for Gulfstream and Market Hub is defined on a basis consistent with us. Cash Available for Distribution for M&N U.S. includes an adjustment for amortizing bond payments. These bond payments are paid out in the second and fourth quarters of each year using operating cash flows. Spectra Energy Partners, Gulfstream and Market Hub do not make similar bond payments.
(d)	These investments will be used to fund capital expenditures and acquisitions, including the acquisition of Spectra Energy Corp’s remaining U.S. transportation, storage and liquid assets in the fourth quarter of 2013.

Spectra Energy Partners, LP

Quarterly Highlights

September 2013

(Unaudited)

(In millions, except per-unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAS TRANSPORTATION & STORAGE
Operating revenues	$56.8	$57.2	$174.6	$177.8
Operating expenses
Operating, Maintenance and Other	15.0	15.6	43.8	43.0
Depreciation and Amortization	9.3	9.3	28.2	27.9
Property and Other Taxes	3.0	2.7	8.8	9.1

Operating Income	29.5	29.6	93.8	97.8
Other income and expenses, net	0.3	—	0.6	0.1
Noncontrolling Interests	—	—	—

EBIT	$29.8	$29.6	$94.4	$97.9

LIQUIDS (a)
Operating revenues	$76.3	$—	$162.2	$—
Operating expenses
Operating, Maintenance and Other	29.2	—	63.6	—
Depreciation and Amortization	6.6	—	14.5	—
Property and Other Taxes	4.0	—	8.5	—

Operating income	36.5	—	75.6	—
Other income and expenses, net	0.2	—	0.5	—
Noncontrolling Interests	17.6	—	38.2	—

EBIT	$19.1	$—	$37.9	$—

Express Pipeline Receipts, MBbl/d (b)	205	—	204	—
Platte PADD II Deliveries, MBbl/d	173	—	169	—

(a)	Express-Platte Canada and Express-Platte US are presented on a 100% consolidated basis, with the associated 60% interest in Express-Platte US not currently owned presented as noncontrolling interests. Express-Platte was acquired from Spectra Energy Corp, an entity under common control, on August 2, 2013; therefore financial results have been recast to include Express-Platte as of March 14, 2013 (Spectra Energy Corp’s acquisition date from a 3rd party).
(b)	Thousand barrels per day

Spectra Energy Partners

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

(Unaudited)

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013 (a)	2012	2013 (a)	2012

Net income	$75.6	$46.1	$212.0	$145.4

Add:
Interest expense	13.4	7.7	35.2	23.1
Income tax expense	1.7	0.3	2.7	1.1
Depreciation and amortization	15.9	9.3	42.7	27.9
Less:
Equity in earnings of Gulfstream	17.5	16.8	49.7	46.6
Equity in earnings of Market Hub	6.5	9.6	21.6	31.0
Equity in earnings of M&N US	6.5	—	20.2	—
Interest income	0.6	—	(0.2)	—
Adjusted EBITDA related to Express-Platte prior to August 2, 2013 (b)	15.7	—	62.7	—
Noncontrolling interests - Adjusted EBITDA since August 2, 2013 (c)	13.2	—	13.2	—
Other income and expenses, net	0.5	—	1.1	0.1

Adjusted EBITDA	46.1	37.0	124.3	119.8
Add:
Cash Available for Distribution from Gulfstream	19.5	19.3	58.8	57.8
Cash Available for Distribution from Market Hub	7.7	10.6	24.9	34.6
Cash Available for Distribution from M&N US	9.1	—	25.2	—
Preliminary project costs, net	—	—	—	—
Less:
Interest expense	13.4	7.7	35.2	23.1
Cash paid for income tax expense	—	—	—	—
Maintenance capital expenditures	7.2	3.0	16.2	13.9
Interest expense/maintenance capital expenditures related to Express-Platte prior to August 2, 2013 (b)	(2.1)	—	(10.4)	—
Noncontrolling Interests - interest expense/maintenance capital expenditures since August 2, 2013 (c)	(2.3)	—	(2.3)	—
Other	(0.1)	(0.1)	(0.3)	(0.4)

Cash Available for Distribution	$66.3	$56.3	$194.8	$175.6

(a)	Express-Platte Canada and Express-Platte US are presented on a 100% consolidated basis, with the associated 60% interest in Express-Platte US not currently owned presented as noncontrolling interests. Express-Platte was acquired from Spectra Energy Corp, an entity under common control, on August 2, 2013; therefore financial results, excluding Cash Available for Distribution and Adjusted EBITDA, have been recast to include Express-Platte as of March 14, 2013 (Spectra Energy Corp’s acquisition date from a 3rd party).
(b)	The adjustment removes the impact of Express-Platte for the period prior to Spectra Energy Partners’ acquisition from Spectra Energy Corp (March 14, 2013 to August 1, 2013).
(c)	Represents noncontrolling interests of Express-Platte US for the period subsequent to Spectra Energy Partners’ acquisition from Spectra Energy Corp (August 2, 2013 through September 30, 2013).

Gulfstream

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

(Unaudited)

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income	$35.7	$34.3	$101.5	$95.1
Add:
Interest expense	17.5	17.4	52.6	52.6
Depreciation and amortization	8.8	8.9	26.7	26.7

Adjusted EBITDA - 100%	62.0	60.6	180.8	174.4
Add:
Preliminary project costs, net	—	0.1	(2.5)	0.5
Less:
Interest expense	17.5	17.4	52.6	52.6
Maintenance capital expenditures	4.8	4.0	5.7	4.5
Other	—	(0.1)	—	(0.1)

Cash Available for Distribution - 100%	$39.7	$39.4	$120.0	$117.9

Adjusted EBITDA - 49.0%	$30.4	$29.7	$88.6	$85.5
Cash Available for Distribution - 49.0%	$19.5	$19.3	$58.8	$57.8

Market Hub

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

(Unaudited)

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income	$13.1	$19.1	$43.2	$62.0
Add:
Interest expense (benefit)	—	—	—	(0.1)
Income tax expense	—	0.2	0.1	0.2
Depreciation and amortization	2.9	2.8	8.7	8.5
Less:
Interest income	—	—	—	0.1
Other income and expenses, net	—	—	0.4	—

Adjusted EBITDA - 100%	16.0	22.1	51.6	70.5
Less:
Interest expense (benefit)	—	—	—	(0.1)
Cash paid for income tax expense	—	—	—	—
Maintenance capital expenditures	0.6	0.9	1.9	1.4

Cash Available for Distribution - 100%	$15.4	$21.2	$49.7	$69.2

Adjusted EBITDA - 50%	$8.0	$11.1	$25.8	$35.3
Cash Available for Distribution - 50%	$7.7	$10.6	$24.9	$34.6

Maritimes & Northeast Pipeline

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

(Unaudited)

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012 (a)	2013	2012 (a)

Net income	$16.6	$—	$52.0	$—
Add:
Interest expense	9.5	—	28.8	—
Income tax expense	(0.2)	—	(0.2)	—
Depreciation and amortization	6.4	—	19.3	—

Adjusted EBITDA - 100%	32.3	—	99.9	—
Less:
Interest expense	9.5	—	28.8	—
Cash paid for amortizing bond payments	—	—	8.8	—
Cash paid for income tax expense	0.1	—	—	—
Maintenance capital expenditures	—	—	1.2	—
Other (b)	(0.6)	—	(3.8)	—

Cash Available for Distribution - 100%	$23.3	$—	$64.9	$—

Adjusted EBITDA - 38.76% (a)	$12.5	$—	$38.7	$—
Cash Available for Distribution - 38.76% (a)	$9.1	$—	$25.2	$—

(a)	Reflect results since acquisition on October 31, 2012.
(b)	Amortization of Loss on Reacquired Debt